                                                                   EXHIBIT 10.43

                                                                  Execution Copy

                               Dated 27 July 2004

                         ASIA NETCOM CORPORATION LIMITED
                                  (as Chargor)

                                       and

             INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED
                              (as Security Trustee)

                  ---------------------------------------------

                                    DEBENTURE
                    incorporating Fixed and Floating Charges

                  ---------------------------------------------

                                 RICHARDS BUTLER
                                    HONG KONG

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                                                                     [Debenture]

                                TABLE OF CONTENTS

CLAUSE NO.                                CLAUSE HEADING                                                      PAGE NO.
---------                                 --------------                                                      --------
1        DEFINITIONS AND CONSTRUCTION.......................................................................      1

2        COVENANT TO PAY....................................................................................      3

3        CHARGE AND ASSIGNMENT..............................................................................      4

4        FLOATING CHARGE....................................................................................      6

5        FURTHER ASSURANCE..................................................................................      8

6        PERFORMANCE, RELEASE AND REGISTRATION..............................................................      8

7        PROPERTIES.........................................................................................      9

8        LEASES.............................................................................................     11

9        RECEIVABLES AND BANK ACCOUNTS......................................................................     12

10       INTELLECTUAL PROPERTY..............................................................................     13

12       REPRESENTATIONS AND WARRANTIES.....................................................................     16

13       TAXES AND OTHER DEDUCTIONS.........................................................................     19

14       COSTS, CHARGES AND EXPENSES........................................................................     20

15       UNDERTAKINGS.......................................................................................     21

16       ENFORCEMENT........................................................................................     25

17       APPLICATION OF PROCEEDS............................................................................     30

19       SUSPENSE ACCOUNT...................................................................................     32

20       SET OFF............................................................................................     32

21       POWER OF ATTORNEY..................................................................................     32

22       NOTICES............................................................................................     33

23       WAIVERS, AMENDMENTS AND CONSENTS, REMEDIES, SEVERABILITY, ASSIGNMENT AND COUNTERPARTS..............     34

24       GOVERNING LAW AND JURISDICTION.....................................................................     35

25       OTHER SECURITY ETC.................................................................................     36

26       MISCELLANEOUS......................................................................................     36

SCHEDULE 1 - PROPERTIES.....................................................................................     38

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                                                                     [Debenture]

SCHEDULE 2 - BANK ACCOUNTS..................................................................................     39

SCHEDULE 3 - DETAILS OF SHARES..............................................................................     40

SIGNATURE PAGE..............................................................................................     42

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                                             [Asia Netcom Corporation Debenture]

THIS DEED OF DEBENTURE is made on 27 July 2004

BETWEEN:-

(1) ASIA NETCOM CORPORATION LIMITED, a company incorporated under the laws of Bermuda and whose registered office is situate at Clarendon House, 2 Church Street, Hamilton, HM11, Bermuda (the "CHARGOR"); and

(2) INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED, a company incorporated under the laws of Hong Kong acting through its head office at ICBC Asia Building, 122-126 Queen's Road Central, Hong Kong acting on its own behalf and as facility agent and security trustee for and on behalf of the Finance Parties (the "SECURITY TRUSTEE").

WHEREAS:-

(A) By a facility agreement signed on 2nd December, 2003 (but held undated in escrow) as released from escrow and amended and restated by the Supplemental Amendment and Restatement Deed (the "FACILITY AGREEMENT"), entered into by (1) the Chargor, as borrower; (2) the banks and financial institutions named therein as lenders (the "LENDERS"); (3) Industrial and Commercial Bank of China (Asia) Limited as arranger; and (4) the Security Trustee as facility agent, the Finance Parties have agreed, upon and subject to the terms of the Facility Agreement, to make available to the Chargor a term loan facility of up to US$150,000,000 (the "FACILITY") for the purposes more particularly specified therein.

(B) The Security Trustee is acting as facility agent for the Finance Parties pursuant to the Facility Agreement and as security agent and trustee for the Finance Parties pursuant to this Deed and the other Finance Documents.

(C) It is a condition precedent to the availability of the Facility under the Facility Agreement that the Chargor shall have executed and delivered this Deed to the Security Trustee creating fixed and floating charges over its assets and undertakings.

NOW THIS DEED WITNESSES as follows:-

1     DEFINITIONS AND CONSTRUCTION

1.1   TERMS DEFINED

      In this Deed, unless the context otherwise requires, terms used shall have the meanings defined in the Facility Agreement and:-

      "ACT" means the Conveyancing Act 1983 as amended from time to time;

      "BANK ACCOUNTS" has the meaning given to it in Clause 3.1(b)

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                                             [Asia Netcom Corporation Debenture]

      "COLLATERAL" means all the right, title, interest and benefit of the Chargor in and to all or any part of the Properties, Receivables, undertaking, property, assets and rights of the Chargor from time to time subject or expressed to be subject, to the security constituted by this Deed or any part of any thereof.

      "FIXTURES" means fixtures, fittings (including trade fixtures and fittings) and fixed plant and machinery.

      "INTELLECTUAL PROPERTY" means all patents, designs, copyrights, topographies, trade marks, service marks, trading names, domain names, rights in confidential information and know-how, any other intellectual property and any associated or similar rights of the Chargor, and any interest in any of the foregoing (in each case whether registered or unregistered and including any related licences and sub-licences of the same, applications and rights to apply for the same and wherever subsisting).

      "LEASE" means any lease, tenancy, licence, letting arrangement, exchange, option, reservation, right of refusal or any other right or interest in any part of any Properties or any other agreement or contract for any of these, granted by the Chargor or any person deriving title from the Chargor.

      "LESSEE" means each lessee, tenant or licencee of the Properties or any part of the Properties pursuant to a Lease.

      "PROPERTIES" means any real property described in Schedule 1 and any real property acquired by the Chargor whether freehold or leasehold, and subject to and with the benefit of all Rights from time to time attached or relating to that property and all buildings and Fixtures from time to time in or on that property.

      "PERMITTED SECURITY INTEREST" means, in relation to the Chargor, any Security Interest permitted by clause 16.16(a) of the Facility Agreement.

      "RECEIVABLES" has the meaning given to it in Clause 3.1(b)(i).

      "RECEIVER" means any receiver, manager, receiver and manager or other similar officer appointed in respect of the Collateral by the Security Trustee in respect of the security hereby granted.

      "RIGHTS" means rights (including rights of way), authorities, discretions, remedies, liberties, privileges, powers, easements, quasi-easements and appurtenances (in each case, of any nature whatsoever).

      "SECURED OBLIGATIONS" means any and all moneys, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation or liability to pay damages) which are or may become payable by the Chargor or any other Security Party which is a member of the CNC HK Group to the Finance Parties or any of them under or pursuant to the Finance Documents and/or all other obligations hereby secured.

      "SHARES" means all those shares in the companies beneficially owned by the Chargor at the date hereof, particulars of which are set out in Schedule 3 and "SHARE" means each

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                                             [Asia Netcom Corporation Debenture]

      of them.

1.2   TRUST

      All rights, benefits, interests, powers and discretions granted to or conferred on the Security Trustee pursuant to this Deed shall be held by the Security Trustee on trust for the benefit of itself as Security Trustee and each Finance Party from time to time. The Security Trustee may do all acts within its powers to administer and manage the trust constituted by this Clause including any full or partial release by deed of the rights, benefits and interest conferred by Clause 3 or the release of all or any part of the Collateral from this Deed. The trust constituted by this Clause shall come into existence on the date of this Deed and shall last for so long as any of the Secured Obligations remain outstanding provided that for the purposes of the rule against perpetuities, the perpetuity period applicable to the trust and any dispositions made or to be made pursuant to this Deed and this trust, is hereby specified as a period of eighty (80) years less one (1) day from the date of this Deed.

1.3   CLAUSE HEADINGS

      Clause headings and the table of contents are for ease of reference only and shall be ignored in the interpretation of this Deed.

1.4   CONSTRUCTION

      In this Deed, unless the context otherwise requires:-

      (a) Clause 1.3 of the Facility Agreement shall be deemed incorporated in this Deed mutatis mutandis as if set out separately in this Deed; and

      (b) references to the "CHARGOR", the "SECURITY TRUSTEE" or any "FINANCE PARTY" include, where the context permits, include their respective successors and transferees and permitted assigns in accordance with their respective interests.

2     COVENANT TO PAY

      The Chargor hereby covenants that it will on demand pay and discharge the Secured Obligations when due for payment or discharge in accordance with the Finance Documents or, if no time for payment is specified, within 4 Business Days after demand by the Security Trustee.

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                                             [Asia Netcom Corporation Debenture]

3     CHARGE AND ASSIGNMENT

3.1   CHARGE

In consideration of the Finance Parties agreeing to make the Facility available to the Chargor, upon the terms and conditions of the Facility Agreement and as a continuing security for the due and punctual payment and discharge of the Secured Obligations, the Chargor, as beneficial owner hereby charges and agrees to charge in favour of the Security Trustee as trustee for the benefit of the Finance Parties:-

      (a)   all its right, title and interest in and to the Properties:-

            (i) to the extent that its interest in the Properties constitutes a legal estate, it charges to the Security Trustee by way of a first fixed legal charge the Properties and all Rights relating to the Properties at any time used, occupied, held or enjoyed by the Chargor and all the estate, right, interest, benefit, title, property, claim and demand of the Chargor in and to the Property and those Rights; and

            (ii) to the extent that its interest (whether present or future) in the Properties constitutes an equitable interest, it charges by way of first fixed equitable charge the Properties and all Rights relating to the Properties at any time used, occupied, held or enjoyed by the Chargor and all the estate, right, interest, benefit, title, property, claim and demand of the Chargor in and to the Properties and those Rights;

      (b) by way of first fixed charge all its present and future right, title and interest in:-

            (i) all book and other debts, receivables, monies, revenues, claims and things in action now or in the future due or owing to or purchased or otherwise acquired by the Chargor (including all credit balances and deposits and bank accounts as set out in Schedule 2 and any other bank accounts of the Chargor with any Finance Party or any other bank or financial institution ("BANK ACCOUNTS") and any surplus arising on a realisation of any legal and/or equitable assignment and/or charge whether in favour of the Security Trustee or any other person), the proceeds of the same, and the full benefit of all guarantees, indemnities, debentures, charges, pledges, liens, rights of set off, security reservations of proprietary rights, rights of tracing and all other rights and remedies in respect of the same in all such cases whether now or in the future (the "RECEIVABLES");

            (ii) the Shares, and all other stocks, shares, bonds or other securities and investments and securities and all other interests of the Chargor in any person, any other share, stock, debenture, bond, certificate of deposit or other security or investment now or in the future owned at law or in equity by the Chargor, whether held directly by the Chargor or by any trustee, nominee, fiduciary or clearance system on its behalf (other than the investments secured in favour of the Security Trustee by a Share Mortgage), together with all dividends, interest and other moneys paid or payable in respect thereof and all rights, money and assets related to or

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                                             [Asia Netcom Corporation Debenture]

                  accruing or offered or arising thereon from time to time, whether by way of redemption, conversion, exercise of option rights, substitution, exchange, preference, bonus or otherwise and all rights, benefits and advantages arising in respect of or incidental to the same;

            (iii) the uncalled capital and goodwill of and Intellectual Property rights owned by the Chargor;

            (iv) all fixed plant, other plant, machinery and equipment of the Chargor (except those the subject of the Security Interest constituted by Clause 3.1(a) and its respective interest in any plant, machinery or equipment in its possession, including the benefit of all contracts and warranties relating to the same;

            (v) all of the Chargor's rights and benefits under any sale or purchase agreements, and distributorship or any similar agreements entered into by it, any letters of credit issued in its favour and all bills of exchange and other negotiable instruments held by it; and

            (vi) the benefit of all licences (to the extent permitted by applicable law), quota, consents and authorities (statutory or otherwise) held in connection with its business or the use of any asset charged by any other sub-paragraph in this Clause and the right to recover and receive all proceeds and/or compensation which may be payable to it in respect of them;

            other than any asset the subject of any Permitted Security Interest;

      (c) by way of second fixed charge ranking behind the Permitted Security Interests, the assets which are the subject of a Permitted Security Interests (but excluding Permitted Security Interests to the extent only that such charge would be contrary to a contractual term or mandatory provision of law prohibiting such charge) in favour of the Security Trustee (as trustee for the Finance Parties).

3.2   ASSIGNMENT

      The Chargor as beneficial owner, and as continuing security for the due and punctual payment and discharge of the Secured Obligations hereby assigns and agrees to assign to the Security Trustee (as trustee for the benefit of the Finance Parties) by way of security all its present and future:

      (a) Rights (except those the subject of the Security Interest constituted by Clause 3.1(a)) relating to the Properties including:

            (i) all Rights to any payment, covenant, agreement, undertaking or indemnity contained in any sale and purchase agreement, leases or other document, agreement or undertaking whatsoever relating to the Properties now or in the future including all its rights, title and interest in and to the present and future leases;

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                                             [Asia Netcom Corporation Debenture]

            (ii) the proceeds of sale of any part of the Properties and the benefits of any covenants for title given or entered into by any predecessor in title to the Chargor in respect of the Properties (or any moneys paid or payable in respect of those covenants); and

            (iii) all rights against all past, present and future undertenants of the Properties and their respective guarantors and sureties;

      (b) right, title and interest in and to all Insurances and all proceeds and benefits in respect of such Insurances (including the proceeds of all claims relating to, and all returns of premium in respect of, such Insurances) which are from time to time taken out by or on behalf of the Chargor (or to the extent of such interest) in which the Chargor has an interest; and

      (c) Rights relating to any contracts or agreements including all Rights to any payment, covenant, agreement, undertaking or indemnity contained therein or other document, agreement or undertaking whatsoever relating to any contracts or agreements now or in the future including all its rights, title and interest in and to the present and future contracts and agreements and any moneys payable to the Chargor and any claims, awards and judgments in favour of the Chargor, under or in connection with such contracts or agreements.

3.3   NOTICES AND ACKNOWLEDGEMENTS

      The Chargor undertakes to the Security Trustee that, within 5 Business Days after the execution of this Deed or, if later, within 5 Business Days after the date on which any of the Collateral referred to therein are effected, established, acquired, obtained or executed, it shall give such notices of assignment and/or charge to the relevant parties in respect of the assignments referred to above in the form requested by the Security Trustee (acting reasonably) and shall request such relevant parties to return such acknowledgements to the Security Trustee as the Security Trustee reasonably considers necessary to perfect the Security Interests in respect thereof.

4     FLOATING CHARGE

4.1   CREATION

      The Chargor, as beneficial owner and as continuing security for the due and punctual payment and discharge of the Secured Obligations, hereby charges in favour of the Security Trustee (as trustee for the Finance Parties) by way of first floating charge its undertaking and all its assets, both present and future (including Receivables and Bank Accounts to the extent not otherwise effectively mortgaged or charged under Clause
      3.1 or assigned by Clause 3.2 but excluding any assets which are effectively mortgaged, charged or assigned under any other Security Document) PROVIDED THAT the Chargor may deal with the assets charged under this Clause in the ordinary course of its business until the Security Interest created by this Deed becomes enforceable or this floating charge is converted into a fixed

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                                             [Asia Netcom Corporation Debenture]

      charge pursuant to Clause 4.3 or 4.4 (but so that the Chargor may continue to deal with any of the aforesaid assets unaffected by any partial conversion).

4.2   RANKING

      The floating charge created by the Chargor ranks:

      (a) behind all the fixed charges created by it pursuant to Clause 3.1 and Clause 3.2 or any other Security Documents; but

      (b) in priority to any subsequently created Security Interest over the Collateral of the Chargor.

4.3   CONVERSION BY NOTICE

      The Security Trustee may convert any floating charge created pursuant to Clause 4.1 into a fixed charge (either generally or specifically) by notice to the Chargor specifying the relevant Collateral:

      (a) if it (acting reasonably) considers it desirable to do so in order to protect or preserve the Security Interests over that Collateral and/or the priority of those Security Interests; and/or

      (b)   while an Event of Default is continuing.

4.4   AUTOMATIC CONVERSION

      If:

      (a) the Chargor takes any step to create any Security Interest in breach of Clause 16.16 of the Facility Agreement over any of the Collateral not subject to a Security Interest;

      (b) an Event of Default occurs under clause 17.1(f), (g), (h), (i), (j) or (k) of the Facility Agreement; or

      (c) any person takes any step to effect any Expropriation, attachment, sequestration, distress or execution against any of the Collateral,

      the floating charge over the relevant Collateral shall automatically and immediately be converted into a fixed charge without notice.

4.5   CONVERSION TO FLOATING CHARGE

      The Security Trustee may reconvert any fixed charge created pursuant to Clause 4.3 or Clause 4.4 into a floating charge by notice to the Chargor specifying the relevant Collateral if:

      (a)   none of the events or circumstances referred to in paragraphs (a) or
            (b) of Clause 4.3 or paragraphs (a), (b) or (c) of Clause 4.4 is continuing; and

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                                             [Asia Netcom Corporation Debenture]

      (b) the Security Trustee considers that such conversion into a floating charge would not prejudice the interests of any Finance Party under any Finance Document.

5     FURTHER ASSURANCE

      The Chargor shall, at its own expense, promptly take all such action as the Security Trustee may reasonably require:

      (a) for the purpose of perfecting or protecting the Finance Parties' rights under and preserving the Security Interests intended to be created or evidenced by this Deed or the priority of such Security Interests; and

      (b) for the purpose of facilitating the realisation of the Collateral or the exercise of any rights vested in the Security Trustee or any Receiver,

      including the execution of any transfer, conveyance, charge, mortgage, assignment or assurance of the Collateral (whether to the Security Trustee or its nominees or otherwise), the making of any registration, the obtaining of any legal opinion and the giving of any notice, order or direction.

6     PERFORMANCE, RELEASE AND REGISTRATION

6.1   PERFORMANCE AND INDEMNITY

      Notwithstanding the foregoing, the Chargor shall remain liable to perform all the obligations to be performed by it in respect of the Collateral and shall discharge fully its obligations thereunder as they become due and neither the Security Trustee nor any of the Finance Parties shall have any obligation of any kind whatsoever thereunder or be under any liabilities whatsoever in the event of any failure to perform their obligations thereunder, and the Chargor hereby indemnifies and agrees to keep indemnified the Security Trustee, and the other Finance Parties and each of them from and against any such liability unless such liability arose from the gross negligence or wilful misconduct of the Security Trustee or the Finance Parties.

6.2   RELEASE AND TRANSFER

      (a) The Security Trustee shall, upon the full performance and discharge of the Secured Obligations to the satisfaction of the Security Trustee and the Finance Parties, at the request and cost of the Chargor and in such form as the Security Trustee shall reasonably approve, release and transfer to the Chargor, the Collateral then the subject of the Security Interest constituted by this Deed.

      (b) Notwithstanding any discharge, release or settlement from time to time between the Security Trustee and/or any other Finance Party and the Chargor, if any security, disposition or payment granted or made to the Security Trustee and/or any other Finance Party in respect of the Secured Obligations by the Chargor or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for

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                                             [Asia Netcom Corporation Debenture]

            the time being in force or for any other reason, the Finance Parties shall be entitled thereafter to enforce this Deed as if no such discharge, release or settlement had occurred.

6.3   REGISTRATION

            The Chargor hereby authorises the Security Trustee forthwith upon execution of this Deed to procure the delivery to the Registrar of Companies of this Deed duly executed, together with the appropriate Form 9.

7     PROPERTIES

7.1   ACQUISITION

      The Chargor shall promptly notify the Security Trustee of its acquisition of, or agreement to acquire (either itself or through a nominee or delegate), any Properties, together with a certificate signed by an authorised officer of the Chargor certifying the total consideration paid or payable for those Properties.

7.2   DOCUMENTS

      The Chargor shall deposit with the Security Trustee, and the Security Trustee shall be entitled to hold, all title deeds and documents relating to the Chargor's present and future Properties.

7.3   REGISTRATION OF FUTURE PROPERTIES

      In the case of the Chargor's Properties acquired after the date of this Deed, the Chargor shall:

      (a) promptly after it becomes possible to do so, apply to the relevant local Land Registry for registration of the instrument vesting legal and beneficial ownership to the Properties in the Chargor;

      (b) execute a supplemental deed of charge in favour of the Security Trustee in substantially the same terms as the charge created by Clause 3.1(a) in respect of the Properties creating a legal charge over the same; and

      (c) request the relevant local Land Registry to register that supplemental deed of charge in relation to that Properties and notice of all charges.

7.4   COMPLIANCE WITH OBLIGATIONS

      The Chargor shall comply with any material covenants, stipulations, conditions, licences, consents, legal requirements, notices and any other material statutory, regulatory or contractual obligations relating to the Properties or its use.

7.5   COMPLIANCE WITH STATUTE

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      The Chargor shall comply with all obligations imposed under any present or future ordinance, statute, regulation, order or instrument or under any bye-laws, regulations or requirements of any competent authority or any planning control, building regulation control or other approvals licences or consents which apply to the Properties or are required to be complied with for its use or enjoyment.

7.6   PLANNING

      The Chargor shall not, without the consent of the Security Trustee (such consent not to be unreasonably withheld or delayed), change or permit to be changed the use of any of the Property or carry out any operation or begin or continue any use of the Properties for which permission under the relevant local legislation (or other planning permission) is required but has not been obtained.

7.7   REPAIR AND ALTERATIONS

      (a) The Chargor shall repair its Properties and keep it in good and substantial repair and condition (fair wear and tear excepted) (provided that where such Properties are held under a lease, compliance by the Chargor with its obligations under such lease shall be sufficient (fair wear and tear excepted).

      (b) The Chargor shall ensure that neither it nor any other person demolishes or makes any alterations or additions to the Properties or injures or in any manner or by any means lessens the value of the Properties nor, unless it promptly replaces them with others of equal or greater value, removes any Fixtures from the Properties if, in any case, doing this will have a material adverse effect on the value of the Properties.

      (c) The Chargor shall permit the Security Trustee, the Receiver or any other person appointed by any of them on reasonable notice at all reasonable times on Business Days to have access to and view the state of repair and condition of the Properties without such person, by so doing, being deemed to have taken possession of the Properties.

7.8   NOTICES, ETC

      The Chargor shall give to the Security Trustee (within 10 Business Days of receiving them) full particulars of any notice, order or proposal given, issued or made to the Chargor in respect of any of the Properties which is material to the Properties by or on behalf of any planning, local government, public health, sanitary, housing or other authority and any other material communication from any person relating to any of the Properties and, if so required by the Security Trustee, produce such notice, order, proposal or other communication to the Security Trustee and also, without delay and within the period prescribed by such notice, order, proposal or other communication, take all necessary steps to comply with the provisions of such notice, order, proposal or other communication and also, at the request or with the consent of the Security Trustee (such consent not to be unreasonably withheld or delayed) and at the cost of the Chargor make, or join with the Security Trustee in making, such objection or representation against or in

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      respect of any such notice, order, proposal or other communication as the
      Security Trustee or the Chargor considers desirable.

7.9   RECEIPT OF ALL MONIES

      The Chargor shall pay promptly following receipt into one of the Prepayment Escrow Accounts designated by the Security Trustee all monies which the Chargor may receive in respect of the Properties including all sale proceeds, licence fees, deposits, commissions, charges and expenses.

7.10  USE PROPERTY FOR PROPER PURPOSES

      The Chargor shall not use the Properties or permit the Properties to be used for purposes other than those for which it has been permitted or designated by any relevant competent authority (or any building thereon has been built) and may lawfully be used.

8     LEASES

      The Chargor shall:

      (a)   comply with all material obligations imposed on it under any Lease;

      (b) not exercise any power to determine or extend, or accept the surrender of, any Lease if to do so could have a material adverse effect on the ability of the Chargor to carry on its business or perform the obligations under the Finance Documents;

      (c) take all reasonable steps to procure the due performance by each Lessee of its material obligations under the Leases, and shall not vary the terms of any Leases, or grant any waivers in respect thereof, or permit or agree to the cancellation of the same if to do so could have a material adverse effect on the ability of the Chargor to carry on its business or perform its obligations under the Finance Documents;

      (d)   promptly and diligently:

            (i) notify the Security Trustee of any default by it or a Lessee under any Lease which could have a material adverse effect on the ability of the Chargor to carry on its business or perform its obligations under the Finance Documents; and

            (ii) institute and maintain all such proceedings as may be necessary or desirable to preserve or protect the interests of the Chargor and the Finance Parties in any Lease unless not to do so would not have a material adverse effect on the ability if the Chargor to carry on its business or perform its obligations under the Finance Documents.

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                                             [Asia Netcom Corporation Debenture]

9     RECEIVABLES AND BANK ACCOUNTS

9.1   COLLECTION

      The Chargor shall promptly collect all Receivables and shall hold the proceeds of collection on trust for the Security Trustee.

9.2   PAYMENT INTO DESIGNATED BANK ACCOUNT(S)

      The Chargor shall promptly pay all moneys received or receivable by it from any source (including all proceeds of collection of Receivables) into a Bank Account.

9.3   RESTRICTIONS ON DEALING WITH RECEIVABLES

      Without prejudice and in addition to Clause 5:

      (a) except for the Security Interests constituted by this Deed and as otherwise permitted by Clause 16.16 of the Facility Agreement, the Chargor shall not create or permit to subsist any Security Interest over, nor do anything else prohibited by Clause 16.16 of the Facility Agreement in respect of, all or any part of any of its Receivables; and

      (b)   except as required by Clause 5 or as otherwise permitted by clause
            16.16 of the Facility Agreement, the Chargor shall not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, factor, transfer or otherwise dispose of all or any part of any of its Receivables.

9.4   PROCEEDS OF BOOK DEBTS

      So long as none of the Security Interests constituted by this Deed have not become enforceable, the Chargor shall be entitled to use the proceeds of collection of its Receivables in the ordinary course of its business.

9.5   DOCUMENTS

      The Chargor shall promptly execute and/or deliver to the Security Trustee such documents relating to such of its Receivables as the Security Trustee reasonably requires.

9.6   WITHDRAWALS FROM BANK ACCOUNTS

      (a) The Chargor may make withdrawals from Bank Accounts (other than Escrow Accounts) unless prohibited by or pursuant to the Finance Documents.

      (b) The Chargor shall not make any withdrawal from any Escrow Account except as permitted by the Facility Agreement.

      (c) If an amount is withdrawn from a Bank Account as permitted by this Clause 9.6, that amount shall be automatically released from the fixed

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                                             [Asia Netcom Corporation Debenture]

            charge on that Bank Account on that withdrawal being made. However, if all or part of that amount is paid into another Bank Account which is in credit or becomes in credit as a result, it shall automatically become subject to the fixed charge on that Bank Account.

      (d) Following notice from the Security Trustee of the occurrence of an Event of Default that is continuing, the Chargor shall not be entitled to receive, withdraw or transfer credit balances from time to time on any Bank Account except as agreed by the Security Trustee.

9.7   RESTRICTIONS ON DEALING WITH BANK ACCOUNTS

      Without prejudice and in addition to Clause 5:

      (a) except for the Security Interests constituted by this Deed and as otherwise permitted by Clause 16.16 of the Facility Agreement, the Chargor shall not create or have outstanding any Security Interest over, nor do anything else prohibited by Clause 16.16 of the Facility Agreement in respect of, all or any part of any of its Bank Accounts; and

      (b)   except as required by Clause 5 or as otherwise permitted by Clause
            16.16 of the Facility Agreement, the Chargor shall not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to transfer, assign or otherwise dispose of all or any part of any of its Bank Accounts.

9.8   DOCUMENTS

      The Chargor shall promptly execute and/or deliver to the Security Trustee such documents relating to such of its Bank Accounts as the Security Trustee reasonably requires, including any notice to the relevant bank or financial institution of the charges over them.

10    INTELLECTUAL PROPERTY

10.1  ACQUISITION

      The Chargor shall promptly notify the Security Trustee of its acquisition or grant of, or agreement to acquire or grant, (by licence or otherwise) any material Intellectual Property, and any application by it or on its behalf to register any Intellectual Property, and of the deposit of any Intellectual Property (including source codes of computer software) with escrow agents.

10.2  DOCUMENTS AND CONSENTS

      (i) The Chargor shall, as soon as reasonable practicable after it enters into this Deed, use reasonable endeavours to obtain such consents as may be necessary from licensors of any material Intellectual Property granted to it to ensure that licences of Intellectual Property granted to the Chargor will not be revoked by any licensor.

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                                             [Asia Netcom Corporation Debenture]

      (ii) The Chargor shall as soon as reasonably practicable at the Security Trustee's request execute and/or deliver to the Security Trustee

            (a) originals of any certificate of registration of Intellectual Property;

            (b) all documents necessary to register or record this Deed or any Security Interest over Intellectual Property with each relevant government authority or agency responsible for keeping registers in which any of the Chargor's Intellectual Property is registered, and each receipt or confirmation of registration or recording of this Deed or any Security Interest over Intellectual Property issued by that government authority or agency; and

            (c) each escrow agreement which exists in respect of any of the Intellectual Property and a notice to each escrow agent holding any Intellectual Property on behalf of the Chargor substituting the Security Trustee as the party to whom, upon the occurrence of an Event of Default which is continuing and notification to that effect from the Security Trustee to the escrow agent, that escrow agent shall release the Intellectual Property (including source codes of computer software) in discharge of that escrow agent's obligations to release the Intellectual Property to the Chargor.

11    CONTINUING AND INDEPENDENT SECURITY

11.1  CONTINUING SECURITY

      This Deed and the security hereby created shall remain in full force and effect by way of a continuing security notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Chargor or any other person and in particular but without limitation shall not be, nor be considered as, satisfied by any intermediate discharge or payment on account of any liabilities or any settlement of accounts between the Chargor, and the Security Trustee and/or any Finance Party.

11.2  ADDITIONAL SECURITY

      This Deed and the security hereby created shall be in addition to and not in substitution for or derogation of any other Security Interest, guarantee or other security (whether given by the Chargor or otherwise) now or from time to time hereafter held by the Security Trustee and/or any Finance Party in respect of or in connection with the Secured Obligations.

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                                             [Asia Netcom Corporation Debenture]

11.3  UNRESTRICTED ENFORCEMENT

      The Security Trustee need not before exercising any of the rights, powers or remedies conferred upon it by this Deed or by law (i) take action or obtain judgment against the Chargor or any other person in any court, (ii) make or file any claim or prove in a winding-up or liquidation of the Chargor or of any other person or (iii) enforce or seek to enforce the recovery of the moneys and liabilities hereby secured by any other security or other rights all of which the Chargor hereby waives and this Deed may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies, obligations and liabilities hereby secured.

11.4  NO DISCHARGE

      The liabilities and obligations of the Chargor under this Deed and the security constituted by this Deed shall remain in force notwithstanding any act, omission, event or circumstance whatsoever until full, proper and valid payment and discharge of the Secured Obligations and without limiting the foregoing, neither the liabilities of the Chargor under this Deed nor the validity or enforceability of this Deed shall be prejudiced, affected or discharged by:-

      (a) the granting of any time or indulgence to the Chargor or any other person in respect of the Secured Obligations;

      (b) any variation or modification of the Facility Agreement, any of the other Finance Documents or any other documents referred to therein or related thereto;

      (c) the invalidity or unenforceability of any obligation or liability of any party under the Facility Agreement, any of the other Finance Documents or any other documents referred to therein or related thereto;

      (d) any invalidity or irregularity in the execution of the Facility Agreement, any of the other Finance Documents or any other documents referred to therein or relating thereto;

      (e) any lack of capacity or deficiency in the powers of the Chargor or any other person to enter into or perform any of its respective obligations under the Facility Agreement or any of the other Finance Documents to which it is party or any other documents referred to therein or related thereto or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Chargor or such other person;

      (f) the insolvency, bankruptcy or liquidation or any incapacity, disability or limitation or any change in the constitution or status of the Chargor or any other person;

      (g) any other Finance Document, Security Interest, guarantee or other security or right or remedy being or becoming held by or available to the Security Trustee, any Finance Party or by any other person or by any of the same being or becoming wholly or partly void, voidable or unenforceable or impaired or by the Security Trustee or any Finance Party at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any

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                                             [Asia Netcom Corporation Debenture]

            power, right or remedy the Security Trustee and/or any Finance Party may now or hereafter have from or against the Chargor or any other person;

      (h) any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Chargor or any other person or any compromise, arrangement or settlement with any of the same; or

      (i) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Deed or the liability of the Chargor hereunder.

11.5  NO SUBROGATION

      (a) The Chargor shall not exercise any right of subrogation, contribution or any other rights of a surety nor enforce any security or other right or claim against any person who has guaranteed or given any security in respect of the Secured Obligations nor claim in the insolvency or liquidation of any such other person in competition with the Security Trustee and/or the Finance Parties.

      (b) If the Chargor receives any payment or benefit in breach of this Clause 11.5, it shall hold the same upon trust for the Security Trustee as a continuing security for the Secured Obligations.

12    REPRESENTATIONS AND WARRANTIES

12.1  REPRESENTATIONS AND WARRANTIES

      The Chargor hereby severally represents and warrants to the Security Trustee for the benefit of the Finance Parties that:-

      (a) STATUS: it is a company duly incorporated and validly existing and in good standing under the laws of Bermuda and has full power, authority and legal right to own its property and assets and to carry on its business as such business is now being conducted;

      (b) POWER AND AUTHORITY: it has all legal power and authority to enter into this Deed and perform its obligations under this Deed and all actions (including any corporate action) required to authorise the execution and delivery of this Deed and the performance of its obligations under this Deed have been duly taken including the authorisation of the person or persons who have executed and delivered this Deed to act for and on its behalf thereby binding the Chargor to all the terms and conditions hereof;

      (c) LEGAL VALIDITY: this Deed constitutes or, when so executed and delivered, will constitute its legal, valid and binding obligations enforceable in accordance with its terms;

      (d) NON-CONFLICT WITH LAWS: the entry into and performance of this Deed and the transactions contemplated by this Deed do not and will not conflict with or result in (i) a breach of any law, judgment or regulation or any official or judicial order,

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                                             [Asia Netcom Corporation Debenture]

            or (ii) a breach of the constitutional documents of the Chargor, or
            (iii) a material breach of any agreement or document to which the Chargor is a party or which is binding upon it or any of its assets or revenues with a monetary value greater than US$500,000, nor cause any limitation placed on it or the powers of its directors to be exceeded or result in the creation or imposition of any Security Interest on any part of the Collateral pursuant to the provisions of any such agreement or document;

      (e) NO CONSENTS: other than the Consents, no consent, authorisation, licence or approval of, or registration with or declaration to, any governmental or public bodies or authorities or courts in Bermuda or in any relevant jurisdiction is required for or in connection with the execution, delivery, validity, enforceability and admissibility in evidence in proceeding of this Deed, or the performance by the Chargor of any of its respective obligations under this Deed;

      (f) NO REGISTRATION: it is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of this Deed that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court or other authority or that any stamp, registration or similar tax or charge be paid on or in relation to this Deed and this Deed is in proper form for its enforcement in the courts of Bermuda and Hong Kong and all jurisdictions the subject of any legal opinion referred to in paragraph 4 of Schedule 3 of the Facility Agreement;

      (g) LITIGATION: except as disclosed in a letter of even date from the Borrower to the Security Trustee, no litigation, arbitration or administrative proceeding is currently taking place or pending or, to the knowledge of the officers of the Chargor, threatened against the Chargor or any of its assets which could, in the reasonable opinion of the Security Trustee, materially and adversely affect its business, assets or financial condition or its respective ability to perform its obligations under this Deed;

      (h) WINDING UP AND STRIKING OFF: it has not taken any corporate action or no other step has been taken or legal proceedings have been commenced or threatened against it for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, trustee or similar officer of it or all or any of its assets or revenues, except as permitted by clause 17.1(g) (Winding-up) of the Facility Agreement;

      (i) TAXES ON PAYMENTS: all payments to be made by it under this Deed may be made by it free and clear of, and without deduction for, Taxes and no deductions or withholdings are required to be made therefrom save as specified in any legal opinion referred to in paragraphs 2, 3 and 4 of Schedule 3 to the Facility Agreement; and no Taxes are imposed on or by virtue of the execution or delivery by the Chargor of this Deed or any document to be executed or delivered under this Deed;

      (j) TAX LIABILITIES: it has complied with all Taxation laws in all material respects in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it; no material claims are being asserted against it with respect to Taxes;

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                                             [Asia Netcom Corporation Debenture]

(k)   NO DEFAULT:

            (i)   no Default has occurred and is continuing;

            (ii) it is not, or with the giving of notice or lapse of time or satisfaction of any other condition or any combination thereof, would not be in material breach of or in default under any agreement relating to Financial Indebtedness to which it is a party or by which it may be bound;

      (l) NO IMMUNITY: it is generally subject to civil and commercial law and to legal proceedings and neither it or any of its assets or revenues are entitled to any immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process;

      (m) COMPLIANCE, WITH CONSENTS AND LICENSES: every consent, authorisation, licence or approval required for the time being by it in connection with the conduct of its business and the ownership, use, exploitation or occupation of its property and assets has been applied for and not refused or has been obtained and is in full force and effect and there has been no material default in the observance of the conditions and restrictions (if any) imposed on, or in connection with, any of the same which may have a material adverse effect on its ability to perform its obligations under this Deed and, to the knowledge of its officers, no circumstances have arisen whereby any remedial action is likely to be required to be taken by it, or at its expense under or pursuant to any law or regulation applicable to its business, property or assets;

      (n) NO FINANCIAL INDEBTEDNESS: it does not have any Financial Indebtedness other than as permitted by Clause 16.17 of the Facility Agreement;

      (o) SOLE AND BENEFICIAL OWNER: it is or will be the sole, absolute legal and beneficial owner of the Collateral;

      (p) SECURITY INTEREST: no Security Interest exists in any of its rights, title, interests or benefits in the Collateral (other than as created by this Deed or any Permitted Security Interests);

      (q) THIRD PARTY RIGHT: it has not sold or otherwise disposes of any of the Collateral or granted in favour of any other person any interest in or any option or other rights in respect of any of the Collateral;

      (r) PROPERTIES: as at the date of this Deed, the Chargor has no right, title, interest or benefit in any Property; and

      (s) RECEIVABLES: all Receivables are fully collectible in the ordinary course of business.

12.2  CONTINUING REPRESENTATION AND WARRANTY

      The Chargor represents and warrants to and undertakes with the Security Trustee that the foregoing representations and warranties in Clause 12.1(a) to (n) inclusive are

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                                             [Asia Netcom Corporation Debenture]

      deemed to be made by the Chargor on each Drawdown Date and on each Interest Payment Date with reference to the facts and circumstances then existing and that the foregoing representations in Clause 12.1(o), (r) and
      (s) will be true and accurate throughout the continuance of this Deed with reference to the facts and circumstances from time to time.

13    TAXES AND OTHER DEDUCTIONS

13.1  TAX GROSS-UP

      (a) All sums payable by the Chargor or any other person under this Deed shall be paid in full without any restriction or condition and free and clear of any Tax or other deductions or withholdings of any nature.

      (b) If at any time the Chargor or any other person is required in any jurisdiction to make any deduction or withholding in respect of Taxes or otherwise from any payment due under this Deed for the account of the Security Trustee or any Finance Party (or if the Security Trustee is required to make any such deduction or withholding from a payment to other Finance Parties), the sum due from the Chargor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Security Trustee and each Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

      (c) The Chargor's obligations under Clause 13(a) and (b) shall not apply in respect of any Tax on Overall Net Income levied on the Security Trustee or any other Finance Party.

      (d) All Taxes required by law to be deducted or withheld by the Chargor from any amounts paid or payable under this Deed shall be paid by the Chargor when due (except for such amounts being disputed by the Chargor in good faith) to the relevant tax authority.

13.2  TAX INDEMNITY

      The Chargor shall indemnify the Security Trustee and each other Finance Party against any losses or costs incurred by any of them by reason of:

      (a) any failure of the Chargor or any other person to make any such deduction or withholding referred to in Clause 13.1; or

      (b) any increased payment referred to in Clause 13.1 not being made on the due date for such payment; or

      (c) any Taxes which are being disputed by the Chargor and remaining unpaid; and

      (d) any liability suffered (directly or indirectly) for or on account of Tax by that Finance Party in respect of any payment received or receivable or deemed to

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                                             [Asia Netcom Corporation Debenture]

            be received or receivable under this Deed.

13.3  EVIDENCE OF PROOF

      The Chargor shall promptly deliver to the Security Trustee any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid. Any certificate or determination of the Security Trustee showing in reasonable details the calculations made by the Security Trustee as to any amount for the purposes of this Clause 13 shall, in the absence of manifest error, be conclusive and binding on each Chargor.

13.4  TAX CREDIT

      If the Chargor makes a Tax Payment and the Security Trustee determines that:-

      (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

      (b)   it has obtained, utilised and retained that Tax Credit,

      the Security Trustee shall, promptly after obtaining the benefit of that Tax Credit, pay an amount to the Chargor which will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Chargor. Any certificate or determination of the Security Trustee showing in reasonable details the calculations made by the Security Trustee as to any amount for the purposes of this Clause 13 shall, in the absence of manifest error, be conclusive and binding on the Chargor.

14    COSTS, CHARGES AND EXPENSES

14.1  COSTS, CHARGES AND EXPENSES

      The Chargor shall from time to time forthwith on demand pay to or reimburse the Finance Parties and the Receiver (on the basis of a full indemnity) the amount of:

      (a) all costs, charges and expenses properly incurred by the Finance Parties or the Receiver in connection with the investigation of title to or any survey, inspection or valuation of the Collateral under or in connection with this Deed following an Event of Default, and the negotiation, preparation, registration, perfecting, amendment, modification or administration of this Deed (or any of the charges therein contained) or any other document relating thereto;

      (b) all costs, charges and expenses properly incurred by the Finance Parties or the Receiver in connection with the exercise, or the attempted exercise, by or on behalf of the Security Trustee or any other Finance Party or the Receiver of any of the powers of the Security Trustee or any other Finance Party or the Receiver, or any other action taken by or on behalf of the Security Trustee or any other Finance Party with a view to or in connection with the recovery by the Security Trustee or any other Finance Party of the Secured Obligations from the Chargor or any other person;

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                                             [Asia Netcom Corporation Debenture]

      (c) all costs, charges and expenses properly incurred by the Finance Parties or the Receiver in connection with the carrying out of any other act or matter which the Security Trustee or any Finance Party or the Receiver may reasonably consider to be necessary or required for the preservation of the Collateral; and

      (d) all costs, charges and expenses (including legal and other fees on a full indemnity basis) properly incurred by the Security Trustee or any other Finance Party or Receiver in exercising any of its rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its rights hereunder or in defending any claims brought against it in respect of this Deed or in releasing or re-assigning this Deed upon payment of all moneys hereby secured, and until payment of the same in full, all such costs, charges and expenses shall be secured by this Deed.

14.2  STAMP DUTY

      The Chargor shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Security Trustee or any Finance Party) imposed on or in connection with this Deed and shall indemnify each of the Security Trustee and the other Finance Parties against any liability arising by reason of any delay or omission by any Chargor to pay such duties or taxes.

      The amounts payable under Clause 14 shall carry interest from the dates on which they were paid by the Security Trustee or such other Finance Party or the Receiver (as the case may require), and such amounts and interest may be debited by the Security Trustee to any account of the Chargor, but shall, in any event, form part of the Secured Obligations and accordingly be secured on the Collateral under the charges contained in this Deed. The computation of such interest shall be in accordance with the terms of the Facility Agreement.

15    UNDERTAKINGS

15.1  AFFIRMATIVE UNDERTAKINGS

      The Chargor hereby jointly and severally undertakes and agrees with the Security Trustee, for the benefit of the Finance Parties, throughout the continuance of this Deed and so long as the Secured Obligations or any part thereof remains owing that, unless the Security Trustee otherwise agrees in writing, it will:-

      (a) INSURANCE: keep all Collateral of an insurable nature issued with reputable underwriters or insurance companies in such manner and to such extent as is reasonable and customary for a business enterprise engaged in the same or a similar business as the relevant Chargor and in the same or similar localities and whose practice is not self-insure;

      (b) INTEREST OF FINANCE PARTIES: procure that the interest of the Finance Parties is noted on all Insurances and that clauses noting the interest of the Finance Parties

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                                             [Asia Netcom Corporation Debenture]

            as chargee are incorporated therein in such manner and on such terms as the Finance Parties may reasonably require and the Chargor assigns to the Security Trustee the benefit of all such policy or policies and agrees to enter into such further assignments in relation thereto in such manner and on such terms as the Security Trustee may reasonably require;

      (c) PAYMENT OF PREMIUM: pay all premiums or sums of money necessary for effecting such Insurances as when due and payable (or within any applicable grace periods therefor in the policies for such Insurances), to comply with all warranties or other requirements relating thereto, and endorse over, produce or deliver to the Security Trustee all policy or policies of insurance and the receipts for every such payment.

      (d) APPLICATION OF MONIES RECEIVED: apply any monies received by it in respect of any Insurances or from any other party in respect of the Insurances in repairing or reinstating the property or assets in respect of which the monies were received or as required under Clause 7.5 of the Facility Agreement;

      (e) MAINTENANCE OF PROPERTY AND ASSETS: keep all its property and assets including, but not limited to, all plant, equipment, machinery, buildings, fixtures, fittings, vehicles and other effects in good and substantial repair and in good working order and condition fair wear and tear excepted and not pull down, dismantle or remove any of the same except in the ordinary course of use, repair, maintenance or improvement;

      (f) PAY OUTGOINGS: pay all rents, rates, Taxes, duties, fees, impositions and outgoings when due and payable (or within any applicable grace period therefor in the agreements stipulating such payments) which may be payable in respect of the Collateral and observe and perform in all material respects all the covenants, terms and conditions contained in any title deeds, leases or other documents of title under which any assets hereby charged is for the time being held provided that if the Chargor defaults in making any such payments or in the performance or observance of any of the above undertakings or in effecting Insurances or in paying insurance premiums or in repairing, the Security Trustee may make such payments or perform and observe such undertakings, effect such Insurances or repairs or pay such insurance premiums and the Chargor shall forthwith repay to the Security Trustee on demand all monies expended by the Security Trustee in so doing together with interest thereon at the rates determined in accordance with the terms of the Facility Agreement determined in accordance with the terms of the Facility Agreement from the time of the same having been paid or incurred and until such repayment such monies together with such interest shall be secured by this Deed;

      (g) ACCESS TO COLLATERAL: permit the Security Trustee or any other person appointed by it on reasonable notice to have access to and view the state, order and condition of the Collateral and take inventories thereof;

      (h) NOTICE: attach to each item of the Properties or other plant, machinery and equipment, if reasonably required by the Security Trustee (but not so as to impede or restrict the normal use or operations thereof), a notice in such conspicuous place and in such form as the Security Trustee may specify stating

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            that such item is subject to a charge in favour of the Security
            Trustee;

      (i) DOCUMENTS OF TITLE: deposit with the Security Trustee or such person as the Security Trustee may appoint for such purpose, all documents of title relating to the Collateral when called upon by the Security Trustee;

      (j) DISCHARGE OF DEBTS: pay and discharge in accordance with relevant agreement relating to the same all debts and obligations which by law have priority over the Security Interests hereby constituted;

      (k) RECEIVABLES: upon a request from the Security Trustee, give notice of the charges hereby created in respect of the Receivables or the Bank Accounts or any of them to the relevant debtor in such form as the Security Trustee may reasonably direct and from time to time give such further notices in respect of the Receivables or the Bank Accounts or any of them as the Security Trustee may reasonably require;

      (l) REALISATION OF RECEIVABLES: get in and realise all Receivables in the ordinary course of its business

      (m) NOTIFICATION OF DEFAULT: promptly inform the Security Trustee of any occurrence of any event which it becomes aware of which may materially and adversely affect its ability to perform its obligations under this Deed

      (n) SECURITY TRUSTEE ACCOUNT: at any time upon written notice from the Security Trustee to the Chargor, to pay all moneys which it may receive in respect of such debts to such account and bank, in the name of the Security Trustee or otherwise (as the Security Trustee may specify) and, in such form and on such terms as the Security Trustee may reasonably requires, to give such notice and instruction to the bank in question authorising the Security Trustee to operate such account (including, without limitation, to enable the Security Trustee to consent to the Chargor utilising the funds from such account and to revoke such consent) and to obtain the acknowledgement of, and undertaking to comply with, such notice and instruction from the bank in question, but so that nothing in this paragraph shall be taken to affect the validity of the first fixed charge of such debts and moneys which is contained in clause 3.1(b)(i);

      (o) NOTIFICATION OF INFORMATION AFFECTING THE COLLATERAL: forthwith to notify the Security Trustee in writing of any notice received by the Chargor affecting any of its interest in any of the Collateral, and, at the cost of the Chargor, to take any action regarding any such notice or information as the Security Trustee may reasonably require;

      (p) FACILITY AGREEMENT UNDERTAKINGS: perform the undertakings set out in Clause 16 of the Facility Agreement which the Chargor is obliged to procure the Chargor to perform as if the same were separately set out herein mutatis mutandis.

15.2  NEGATIVE UNDERTAKINGS

      The Chargor undertakes and agrees with the Security Trustee for the benefit of the

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      Finance Parties throughout the continuance of this Deed and so long as the
      Secured Obligations or any part thereof remains owing that, unless the Security Trustee otherwise agrees in writing, it will not:

      (a) without the consent of the Security Trustee (acting on the instructions of the Majority Lenders) either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease, assign or otherwise dispose of all or any material part of the Collateral, except, disposals made in good faith for full consideration on an arm's length basis in the ordinary course of its business unless such disposal is of an asset which is material to the Borrower Group or assign, discount or factor any of the Receivables, and provided in all cases that such disposal does not, materially and adversely affect the ability of the Chargor to perform its respective obligations under this Deed or the rights of the Finance Parties under the Finance Documents;

      (b) other than the Permitted Security Interests, create or attempt or agree to create or permit to arise or exist any Security Interest over the Collateral or any interest therein (except under or pursuant to this Deed) unless contemporaneously therewith or prior thereto and subject to the prior written consent of the Security Trustee, the Indebtedness owing to the Finance Parties under this Deed is equally and rateably secured and to the intent of affording the Security Trustee's further and better security the Chargor agrees and declares that the rule in Clayton's Case or any other rule of law or equity shall not apply so as to affect or diminish in any way the Security Trustee's rights under this Deed provided always that upon the commencement of the winding-up of the Chargor or of this Deed ceasing for any reason to be binding on the Chargor or if the Security Trustee shall at any time receive notice (either actual or otherwise) of any Security Interest affecting the Collateral or any part of it or any such breach by the Chargor the Security Trustee may open new or separate accounts in the name of the Chargor in the Security Trustee's books and if the Security Trustee has not in fact opened such new or separate accounts the Security Trustee shall nevertheless be deemed to have done so at the time of such breach and as from that time all payments made by the Chargor to the Security Trustee shall (notwithstanding any legal or equitable rule or presumption to the contrary) be placed or deemed to have been placed to the credit of such new or separate accounts and shall not go in reduction of the amounts due by the Chargor to the Security Trustee at the time of such breach notwithstanding that such payments had been paid into the existing accounts of the Chargor or were shown to be credited to that Chargor's existing accounts on the Security Trustee's statements and the Security Trustee shall immediately after the time of such breach have an absolute right of appropriation of such payments;

      (c)   (i)   sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by the Chargor or any of its affiliates; or

            (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms, except for the discounting of bills or notes in the ordinary course of trading,

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                                             [Asia Netcom Corporation Debenture]

                  in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset;

      (d) do or cause or permit to be done any act, matter or thing in or on or respecting the Collateral which shall contravene the provisions of any ordinance, order, rule or regulation now or hereafter affecting the same unless such contravention could not reasonably be expected to have a material adverse effect on the rights of the Finance Parties under the Finance Documents or the ability of the Chargor to perform its obligations hereunder;

      (e) do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the Security Interest created in favour of the Security Trustee hereunder;

      (f) transfer, sell, lend or otherwise dispose of any of the Collateral, and, in particular not to exercise the statutory or other powers of making leases or of accepting or agreeing to accept surrenders of leases, nor to part with possession of, nor grant any licence or right to occupy, any of the freehold or leasehold property for the time being owned by the Chargor, but so that the Chargor may dispose of property and assets which are for the time being subject to the floating charge contained in Clause 4 by sale by way of bargain made at arms length in the usual course of the Chargor's day-to-day trading; and

      (g) not, without the prior written consent of the Security Trustee, to enter into any debtor-creditor relationship (as a debtor) with any third party, including related or associated companies of the Chargor, except in the ordinary course of business of the Chargor.

16    ENFORCEMENT

16.1  POWERS OF SECURITY TRUSTEE

      The security created by this Deed shall become enforceable immediately upon the occurrence of an Event of Default which is continuing and at any time thereafter, the Security Trustee shall be entitled to exercise, without prior notice and without the restrictions contained in Section 31 of the Act, whether or not it shall have appointed a Receiver, all the powers and discretions conferred on mortgagees by the Act, as hereby varied or extended and all the powers and discretions hereby conferred, either expressly or by implication on a Receiver (and in relation to express powers and discretions as if any reference to the Receiver were a reference to a Finance Party) and all other powers conferred upon mortgagees by law or otherwise. Section 29 of the Act shall not apply to this Deed or to any other security given to the Security Trustee pursuant hereto.

16.2  APPOINTMENT OF RECEIVER

      (a) At any time after the security constituted hereby has become enforceable or if requested by the Chargor the Security Trustee may by deed appoint such person or persons (including an officer or officers of the Security Trustee) as it thinks fit to be the Receiver or Receivers of the Collateral or any part thereof.

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                                             [Asia Netcom Corporation Debenture]

      (b) The Security Trustee may by deed remove the Receiver and appoint another in his place, and the Security Trustee may also appoint another receiver if the Receiver resigns.

      (c) The exclusion of any part of the Collateral from the appointment of the Receiver shall not preclude the Security Trustee from subsequently extending his appointment (or that of the Receiver replacing him) to that part.

      (d) The Receiver shall, so far as the law permits, be the agent of each of the Chargor; and the Chargor shall be solely responsible for his acts and defaults (except for his wilful misconduct, wilful default and negligence) and liable on any contracts or engagements made or entered into by him; and in no circumstances whatsoever shall the Security Trustee be in any way responsible for any misconduct, or default of the Receiver.

      (e) The remuneration of the Receiver may be fixed by the Security Trustee, but such remuneration shall be payable by the Chargor alone; provided that any remuneration so fixed by the Security Trustee shall in the reasonable opinion of the Security Trustee be appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted in accordance with the Receiver's current practice or the current practice of his industry and the amount of such remuneration may be debited by the Security Trustee to any account of the Chargor, but shall, in any event, form part of the Secured Obligations and accordingly be secured on the Collateral under the charges contained in this Deed.

16.3  POWERS OF RECEIVER

      The Receiver shall, in addition to all powers conferred from time to time on mortgagees or receivers by law or otherwise, have power (exercisable without further notice) either in his own name or in the name of the Chargor or otherwise and in such manner and upon such terms and conditions as the Receiver shall think fit and either alone or jointly with any other person:

      (a) to take possession of, collect and get in and give receipts for the Collateral;

      (b) to sell by public auction or private contract or otherwise dispose of or deal with the Collateral in such manner, for such consideration and generally on such terms and subject to such conditions as the Receiver may think fit with full power to convey or otherwise transfer the Collateral in the name of the Chargor or other legal or registered owner. Any consideration may be in the form of cash, debentures, shares, stock or other valuable consideration and may be payable immediately or by instalments spread over such period as the Receiver shall think fit and so that any consideration received in a form other than cash shall forthwith on receipt be and become charged with the payment of the Secured Obligations. Plant, equipment and machinery and other Fixtures or any part there of may be severed and sold separately from the premises containing them and the Receiver may apportion any rent and the performance of any obligations affecting such premises sold without the consent of the Chargor;

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                                             [Asia Netcom Corporation Debenture]

      (c) to insure and keep insured against loss or damage by such risks and contingencies as the Receiver may reasonably think fit the Collateral of an insurable nature in such manner in all respects as the Receiver may reasonably think fit and to maintain, renew or increase any Insurances in respect of the Collateral;

      (d) to institute, prosecute, submit to arbitration, negotiate, compromise, abandon, settle and defend any claims and proceedings in the name of the Chargor or otherwise as may seem expedient concerning the Collateral;

      (e) to make and effect all repairs, renewals, alterations, improvements and developments to or in respect of the Collateral;

      (f) to carry on or authorise or concur in the carrying on of the business of the Chargor or any part thereof and to manage and conduct the same without being responsible for loss or damage unless caused by his negligence or wilful default;

      (g) to form or promote the formation of companies with a view to the same purchasing all or any of the undertaking, property, assets and rights of the Chargor or otherwise;

      (h) to make calls, conditionally or unconditionally, on the members of the Chargor in respect of uncalled capital;

      (i) to redeem an Security Interest (whether or not having priority to the security constituted by this Deed) and make any arrangement, settlement or compromise or enter into any contracts and to perform, repudiate, rescind or vary any contract or arrangement to which the Chargor is a party in all such cases which the Receiver shall think expedient in the interests of the Finance Parties;

      (j) for the purpose of exercising any of the powers, authorities and discretions conferred on him by or pursuant to this Deed and of defraying any costs, charges, losses or expenses (including his remuneration) which shall be incurred by him in the exercise thereof or for any other purpose in connection herewith, to enter into bonds, covenants, guarantees, indemnities and other commitment and/or to raise and borrow money either unsecured or on the security of the Collateral either in priority to this Deed or otherwise and generally on such terms and conditions as he may think fit provided that:

            (i) no Receiver shall exercise such power without first obtaining the written consent of the Security Trustee and the Finance Parties shall incur no liability to the Chargor or any other person by reason of its giving or refusing such consent whether absolutely or subject to any limitation or condition; and

            (ii) no person lending such money shall be concerned to enquire as to the existence of such consent or the terms thereof or as to the propriety or purpose of the exercise of such power or to see to the application of any money so raised or borrowed;

      (k) to appoint managers, agents, officers, solicitors, accountants, auctioneers,

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                                             [Asia Netcom Corporation Debenture]

            brokers, architects, engineers, workmen or other professional or non-professional advisers, agents or employees for any of the aforesaid purposes at such salaries or for such remuneration and for such periods as the Receiver may determine and to dismiss any of the same or any of the existing staff of the Chargor and to delegate to any person any of the powers hereby conferred on the Receiver;

      (l) in the exercise of any of the above powers to expend such sums as the Receiver may think fit and the Chargor shall forthwith on demand repay to the Receiver all sums so expended together with interest thereon at such rates as the Security Trustee may from time to time determine from the time of the same having been paid or incurred and until such repayment such sums together with such interest shall be secured by this Deed;

      (m) to have access to and make use of any tool, equipment, premises and the accounting and other records of the Chargor and the services of its staff for all or any of the purposes aforesaid;

      (n) to transfer all or any of the Collateral and/or any of the liabilities of the Chargor to any other company or body corporate or person, whether or not formed or acquired for the purpose;

      (o) to grant leases, tenancies, licences and rights of user, grant renewals and accept surrenders of leases, tenancies, licences or rights of user, and to give to any Lessee(s) notice to quit or to remedy a breach of covenant or to otherwise reach agreements and make arrangements with, and to make allowances to, any lessees, tenants or other persons (including a new company formed pursuant to paragraph (g)) from whom any rents and profits may be receivable (including those relating to the grant of any licences, the review of rent in accordance with the terms of, and the variation of, the provisions of any leases, tenancies, licences or rights of user affecting the Collateral;

      (p) to manage and use the Collateral and to exercise and do (or permit the Chargor or any nominee of it to exercise and do) all such rights and things as the Receiver would be capable of exercising or doing if he were the absolute beneficial owner of the Collateral and in particular, without limitation, to exercise any rights of enforcing any Security Interest to entry into possession, foreclosure, sale or otherwise and to arrange for or provide all services which he may deem proper for the efficient management or use of the Collateral or the exercise of such rights;

      (q) to enforce any covenant in any Lease (whether existing at the time of the appointment of such Receiver or otherwise created in any manner) and to exercise any right of re-entry or to commence proceedings to recover possession whenever such right to re-enter the Property arises, whether out of the proviso for re-entry contained in any Lease or by virtue of a notice to quite or otherwise and in the exercise of the power of sale in relation to the Property, to enter into any deed of mutual covenant or grant of any rights, easements or privileges as it shall think fit and to enter into such deeds, contracts, stipulations and agreements and to execute and do all such assurances and things as it may deem expedient or necessary;

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                                             [Asia Netcom Corporation Debenture]

      (r) for such consideration and on such terms as he may think fit, to purchase outright or acquire by leasing, hiring, licensing or otherwise, any land, buildings, plant, equipment, vehicles or materials or any other property, assets or rights of any description which he considers necessary or desirable for the carrying on, improvement or realisation of any business of the Chargor or otherwise for the benefit of the Collateral;

      (s) to do all such other acts and things as may be considered by the Receiver to be incidental or conducive to any of the matters or powers aforesaid or otherwise incidental or conducive to the exercise of any of the rights conferred on the Receiver under any Finance Document to which the Chargor is a party or under legislation or common law or to the realisation of the Finance Parties' security created by this Deed and which the Receiver may lawfully do.

16.4  RECEIVER TO CONFORM TO SECURITY TRUSTEE'S DIRECTIONS

      The Receiver shall in the exercise of the Receiver's powers, authorities and discretions conform to the directions and regulations from time to time given or made by the Security Trustee.

16.5  POWERS TO BE GIVEN WIDE CONSTRUCTION

      The powers of the Security Trustee and the Receiver hereunder shall be construed in the widest possible sense to the intent that the Security Trustee and the Receiver shall be afforded as wide and flexible a range of powers as possible.

16.6  NO LIABILITY TO ACCOUNT AS MORTGAGEE IN POSSESSION

      (a) Neither the Security Trustee nor the Receiver shall be liable in respect of any loss or damage which arises out of the exercise, or the attempted or purported exercise of, or the failure to exercise any of their respective powers unless such loss or damage is caused by its or his negligence, wilful default or misconduct in the exercise of their respective powers.

      (b) Without prejudice to the generality of clause 16.6(a), entry into possession of the Collateral shall not render the Security Trustee or the Receiver liable to account as mortgagee in possession unless the Security Trustee, the Receiver or its officers, employees or agents had acted in wilful default, negligence or misconduct in the exercise of its powers; and if and whenever the Security Trustee or the Receiver enters into possession of the Collateral, it shall be entitled at any time at its pleasure to go out of such possession.

16.7  EVIDENCE OF DEBT

      Any statement of account signed as correct by the Security Trustee showing any amount due under the Facility Agreement or under this Deed or under any other Finance Document shall, in the absence of manifest error, be conclusive evidence of the amount so due.

16.8  SALE OF COLLATERAL

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                                             [Asia Netcom Corporation Debenture]

      Each of the Security Trustee and the Receiver shall be entitled to exercise such power of sale in such manner and at such time or times and for such consideration (whether payable immediately or by instalments) as it shall in its absolute discretion think fit (whether by private sale or otherwise) and so that the Collateral (or any relevant part thereof) may be sold (i) subject to any conditions which the Security Trustee or the Receiver may think fit to impose, (ii) to any person (including, without limitation, any person connected with the Chargor, the Security Trustee or the Finance Parties) and (iii) at any price which the Security Trustee or the Receiver in its absolute discretion, considers to be the best obtainable in the circumstances taking into account the nature of the Chargor as a private company.

16.9  PURCHASER NOT BOUND TO ENQUIRE

      (a) No purchaser from, or other person dealing with, the Security Trustee and/or the Receiver shall be concerned to enquire whether any of the powers which they have exercised or purported to exercise has arisen or become exercisable, or whether the Secured Obligations remain outstanding, or whether any event has happened to authorise the Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such power; and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

      (b) The receipt of the Security Trustee or the Receiver shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Security Trustee or the Receiver.

      (c) In clauses 16.9(a) and 16.9(b), "PURCHASER" includes any person acquiring, for money or money's worth, any lease of, or Security Interest over, or any other interest or right whatsoever in relation to, the Collateral.

16.10 NO LIABILITY FOR LOSSES

      The Chargor shall not have any claim against the Security Trustee or the Receiver or any Finance Party in respect of any loss arising out of any such sale or any postponement thereof howsoever caused and whether or not a better price could or might have been obtained upon the sale of the Collateral or any of them by deferring or advancing the date of such sale or otherwise howsoever except in the case of the Security Trustee's or the Receiver's negligence or wilful default.

17    APPLICATION OF PROCEEDS. APPLICATION OF PROCEEDS

17.1 All monies received by the Security Trustee or the Receiver hereunder shall be applied in or towards satisfaction of the Secured Obligations in (subject to the prior discharge of all liabilities having priority thereto by law) in the following order of priority:-

      (a) in payment or satisfaction of all costs, charges, expenses and liabilities properly incurred and payments made by or on behalf of the Security Trustee or the Receiver in connection with the exercise of any powers hereunder and in

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            preserving or attempting to preserve this security or the Collateral and of all outgoings in respect of the Collateral paid by the Security Trustee or the Receiver pursuant to this Deed;

      (b) in payment to the Receiver of all remuneration as may be agreed between it and the Security Trustee to be paid to him at, or at any time after, its appointment;

      (c) in or towards reduction of the remaining Secured Obligations in such manner as is provided in the Facility Agreement;

      (d)   the surplus (if any) to the Chargor;

            but so that if and for so long as any Chargor has any future or contingent liability to the Security Trustee, the Security Trustee may place and keep any such moneys to the credit of such account or accounts, in such name or names, as the Security Trustee may deem fit, without obligation to apply the same as mentioned above until all such liability is ascertained and due, and the same shall form part of the Collateral.

18    INDEMNITY

18.1  GENERAL INDEMNITY

      The Chargor hereby undertakes with the Security Trustee to indemnify and keep indemnified the Finance Parties and each of them (each an "INDEMNITEE") from and against all costs, charges and expenses which such Finance Party shall properly incur in connection with the exercise of any powers conferred by this Deed or the perfection, preservation or enforcement of the security created by this Deed (unless and to the extent that any of the foregoing results directly from the fraud, gross negligence or wilful misconduct of that indemnitee).

18.2  CURRENCY INDEMNITY

      (a) If an amount due to the Security Trustee or any Finance Party from the Chargor this Deed (a "SUM"), or any order, judgment or award given or made in relation to a sum, has to be converted from the currency (the "FIRST CURRENCY") in which that sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

            (i)   making or filing a claim or proof against the Chargor;

            (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

            the Chargor shall, as an independent obligation to the Security Trustee or such Finance Party, indemnify the Security Trustee or such Finance Party to whom that sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that sum from the first currency into the second currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that sum.

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                                             [Asia Netcom Corporation Debenture]

      (b) The Chargor hereby waives any right it may have in any jurisdiction to pay any amount under the Facility Agreement or any other Finance Document in a currency or currency unit other than that in which it is expressed to be payable.

18.4  PAYMENT AND SECURITY

      The Security Trustee or any Finance Party may retain and pay out of any money in the hands of the Security Trustee or such Finance Party all sums necessary to effect the indemnity contained in this Clause and all sums payable by the Chargor under this Clause shall form part of the monies hereby secured.

19    SUSPENSE ACCOUNT

      The Security Trustee may, notwithstanding Clause 17 (Application of Proceeds), place and keep any monies received under this Deed, before or after the insolvency of the Chargor, to the credit of a suspense account in order to preserve the rights of the Finance Parties to sue or prove for the whole amount in respect of claims against the Chargor or any other person

20    SET OFF

20.1 Without prejudice to any right of set-off, combination of accounts, lien or other rights which the Security Trustee or the Receiver is at any time entitled whether by operation of law or contract or otherwise, the Security Trustee and the Receiver may (but shall not be obliged to) set off against any obligation of the Chargor due and payable by it hereunder without prior notice any moneys held by the Security Trustee or such Receiver for the account of the Chargor at any office of the Security Trustee or such Receiver anywhere and in any currency. The Security Trustee or such Receiver may effect such currency exchanges as are appropriate to implement such set-off.

20.2 If the obligations are in different currencies, the Security Trustee or such Receiver may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

21    POWER OF ATTORNEY

21.1  POWER OF ATTORNEY

      The Chargor irrevocably appoints the Security Trustee, the Receiver and any persons deriving title under either of them by way of security jointly and severally to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which the Security Trustee or the Receiver shall think proper or reasonably expedient for carrying out any obligations imposed on the Chargor hereunder or for exercising, following the security constituted by this Deed becoming enforceable, any of the powers conferred by this Deed or in connection with any sale or disposition of the Collateral or the exercise of any rights in respect thereof or

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                                             [Asia Netcom Corporation Debenture]

      for giving to the Security Trustee and the Receiver the full benefit of this security and so that this appointment shall operate to authorise the Security Trustee and the Receiver to do on behalf of the Chargor anything it can lawfully do by an attorney. The Chargor ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do in exercising its powers under this Clause.

21.2  DELEGATION

      The Security Trustee and/or the Receiver may delegate to any person all or any of the rights or powers conferred on it by this Deed or by law. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Security Trustee or the Receiver thinks fit.

22    NOTICES

22.1  NOTICES

      Any notice or communication under or in connection with this Deed shall be in writing and shall be delivered personally or by prepaid letter (airmail if available) or facsimile transmission to the addresses or facsimile numbers set out below or at such other address or facsimile number as the recipient may have notified to the other parties in writing. Proof of posting or despatch of any notice or communication to any party hereto shall be deemed to be proof of receipt:-

      (a) in the case of a letter, on the fifth Business Day after posting if airmail or second Business Day if local mail;

      (b) in the case of a facsimile transmission, on the Business Day immediately following the date of despatch with confirmed facsimile report.

      All communications or other correspondence between the Chargor and any of the Finance Parties in connection with this Deed shall be made through the Security Trustee.

22.2  ADDRESSES

      Notices or communications shall be sent to the following addresses:-

      To the Chargor:-

      Name                        Asia Netcom Corporation Limited
      Address                     46/F Cheung Kong Center
                                  2 Queen's Road Central
                                  Hong Kong

      Fax                         (852) 2121 2929
      Attention                   Gregory Freiberg/Wenlong Sun

      With a copy to:             Asia Netcom Singapore Pte Limited

                                             [Asia Netcom Corporation Debenture]

                                  2 Shenton Way #11-01
                                  SGX Centre 1
                                  Singapore 068804

      Fax                         (65) 6233 6390
      Attention                   Oliver Ao

      To the Security Trustee:-

      Name                        Industrial and Commercial Bank of China (Asia)
                                  Limited
      Address                     10/F, ICBC Asia Building
                                  122-126 Queen's Road Central
                                  Hong Kong

      Fax                         (852) 2851 9361
      Attention                   Ms. Esther Cheng/ Ms. Amy Wong

22.3  LANGUAGE

      Each notice or document referred to in this Deed or to be delivered under this Deed shall be in the English language.

23 WAIVERS, AMENDMENTS AND CONSENTS, REMEDIES, SEVERABILITY, ASSIGNMENT AND COUNTERPARTS

23.1  WAIVERS

      No failure or delay on the part of the Security Trustee or any Finance Party to exercise any power, right or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise by the Security Trustee or any Finance Party of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

23.2  AMENDMENTS AND CONSENTS

      (a) Any amendment of any provision of this Deed shall only be effective if made in accordance with the provisions of this Deed and if all parties hereto so agree in writing and any waiver of any breach or default under this Deed shall only be effective if the Security Trustee acting on the instructions of the Lenders or the Majority Lenders (as the case may be), agrees in writing. Any consent by the Security Trustee under this Deed must be made in writing.

      (b) Any such waiver or consent may be given subject to any conditions thought fit by the Security Trustee acting on the instructions of the Lenders or the Majority Lenders, as the case may be, and shall be effective only in the instance and for the purpose for which it is given.

23.3  REMEDIES

                                             [Asia Netcom Corporation Debenture]

      The remedies provided in this Deed are cumulative and are not exclusive of any remedies provided by law.

23.4  SEVERABILITY

      If any provision of this Deed is prohibited or unenforceable in any jurisdiction such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

23.5  ASSIGNMENT

      The Security Trustee may assign its rights under this Deed in accordance with the provisions of the Facility Agreement. The Chargor shall not assign any of its rights hereunder without the prior written consent of the Security Trustee.

23.6  COUNTERPARTS

      This Deed may be executed in any number of counterparts including by facsimile and all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Deed by signing any such counterpart.

24    GOVERNING LAW AND JURISDICTION

24.1  GOVERNING LAW

      This Deed is governed by and construed in accordance with the laws of Bermuda.

24.2  SUBMISSION TO JURISDICTION

      For the benefit of the Security Trustee and each Finance Parties, the Chargor irrevocably agrees that the courts of Bermuda and Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that, accordingly, any legal action or proceedings arising out of or in connection with this Deed ("PROCEEDINGS") may be brought in those courts and the Chargor irrevocably submits to the jurisdiction of those courts.

24.3  OTHER JURISDICTIONS

      Nothing in this Clause 24 (Governing Law and Jurisdiction) shall limit the right of the Security Trustee or any Finance Party to take Proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the Security Trustee or any Finance Party from taking Proceedings in any other jurisdiction, whether concurrently or not.

                                             [Asia Netcom Corporation Debenture]

24.4  WAIVER OF INCONVENIENT FORUM

      The Chargor irrevocably waives any objection which it may at any time have to the laying of the venue of any Proceedings in any court referred to in this Clause 24 (Governing Law and Jurisdiction) and any claim that any such Proceedings have been brought in an inconvenient forum.

24.5  SERVICE

      The Chargor irrevocably consents to any process in any Proceeding anywhere being served by mailing a copy by post in accordance with Clause 22 (Notices). Nothing shall affect the right to serve any process in any other manner permitted by law.

24.6  WAIVER OF IMMUNITIES

      To the extent that the Chargor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Chargor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Deed.

25    OTHER SECURITY ETC.

25.1 If the Security Trustee is obliged for any reason whatsoever to repay, whether to the Chargor or any other person, any amount received, recovered or applied by the Security Trustee in or towards satisfaction of the Secured Obligations, the liability of the Chargor for such Secured Obligations shall not be satisfied by such receipt, recovery or application, and the same shall remain due and payable by the Chargor as part of the Secured Obligations and secured by this Deed accordingly.

26    MISCELLANEOUS

26.1 The Security Trustee may act under this Deed through any of its branches or offices.

26.2 The Chargor hereby irrevocably consents to the disclosure by the Security Trustee and the Finance Parties of such information about the Chargor as has been made available to them following, other than in the case of paragraphs (ii) and (vi) below, the execution of a confidentiality agreement in agreed form by the following parties, to (i) any of their head office, representative and branch offices and any of their related corporations in any jurisdiction (ii) any authority including without limitation any central bank or other fiscal or monetary authority in any jurisdiction (iii) any potential assignee or transferee in respect of their rights and/or obligations under or in connection with this Deed (iv) any other party which the Security Trustee and the Finance Parties determine it is in their interests to do so or (vi) any other party to whom the Security Trustee and the Finance Parties are permitted by laws in the applicable jurisdiction to make such disclosure to.

                                             [Asia Netcom Corporation Debenture]

26.3 It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered by the Chargor as its deed on the day and year first above written.

                                             [Asia Netcom Corporation Debenture]

                                   SCHEDULE 1

                                   PROPERTIES

Asia Netcom Corporation Limited has no properties at the date of this Deed.

                                             [Asia Netcom Corporation Debenture]

                                   SCHEDULE 2

                                 BANK ACCOUNTS

Name of Bank Account Holder : Asia Netcom Corporation Ltd
Bank Name                   : Industrial and Commercial Bank of China (Asia) Ltd
Bank Branch                 : Central, Hong Kong.
Bank Account Number         : 01-56-00607-5

                                             [Asia Netcom Corporation Debenture]

                                   SCHEDULE 3

                               DETAILS OF SHARES

NAME OF CHARGOR                       NAME OF COMPANY                 DETAILS OF SHAREHOLDING
---------------                       ---------------                 -----------------------
ASIA NETCOM SERVICES (S)          NIL                             NIL
PTE. LTD.

ASIA NETCOM CORPORATION           Asia Netcom Australia           100,000 shares of A$1.00 each
(SINGAPORE) PTE. LTD.             Pty Ltd                         87,573 shares of A$600 each

                                  Asia Netcom Japan Corp.         4,800 shares of Yen50,000
                                                                  each

                                  Asia Netcom Tsushin Corp.       200 shares

                                  Asia Netcom Korea Ltd.          882,000 shares of Won5,000
                                                                  each

                                  Asia Netcom Holdings            19,600 shares at Baht5 each
                                  (Thailand) Ltd

                                  Saturn Global Network           507,097 shares of GBP1.00
                                  Services Holdings Limited       each

                                  Asia Netcom USA, Inc.           1 share of US$1.00 each

                                  China Netcom (Hong              999 shares of HK$1.00 each
                                  Kong) Operations Limited

                                  China Netcom (USA)              1,000 shares of US$50 each
                                  Operations Limited

                                  Asia Netcom (UK) Limited        5,000 shares of GBP1.00
                                                                  each

                                  South Asia ANC                  499,993 shares of Peso1.00
                                  Philippines Services Inc        each

                                  Asia Netcom Services            2 shares of RM1.00 each
                                  Sdn Bhd

                                  Asia Netcom Singapore           2 shares of S$1.00 each
                                  Pte. Ltd.

                                  Asia Netcom Services (S)        13,975,691 shares of S$1.00
                                  Pte. Ltd.                       each

ASIA NETCOM SINGAPORE             Asia Netcom India Private       722,973 shares of Rs10 each
PTE. LTD.                         Limited

                                             [Asia Netcom Corporation Debenture]

                                  Southeast Asia Netcom           2,356,780 shares of S$1.00
                                  (Singapore) Pte. Ltd.           each

SOUTHEAST ASIA NETCOM             NIL                             NIL
(SINGAPORE) PTE. LTD.

                                             [Asia Netcom Corporation Debenture]

                                 SIGNATURE PAGE

THE CHARGOR

SIGNED, SEALED AND DELIVERED               )
as a Deed by its duly authorised attorney  )
Tung, Hsiao-Chi                            ) /s/ Tung, Hsiao-Chi
for and on behalf of                       )
ASIA NETCOM CORPORATION LIMITED            )
in the presence of:-                       )

/s/ Corina Delicia Hoon
    Corina Delicia Hoon
    Solicitor
    RICHARDS BUTLER
    20/F Alexandra House
    Hong Kong SAR



SECURITY TRUSTEE

SIGNED by                                  )
Wang Yan, Wilson Wan                       ) /s/ Wang Yan       /s/ Wilson Wan
for and on behalf of                       )
INDUSTRIAL AND COMMERCIAL                  )
BANK OF CHINA (ASIA) LIMITED               )